SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 31, 2008, Grubb & Ellis Realty Investors, LLC (f/k/a Triple Net Properties, LLC, “Triple Net”) and Grubb & Ellis Securities, Inc. (f/k/a NNN Capital Corp., “NNNCC”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with CORE Realty Holdings, LLC (“CORE”) and several former Triple Net employees now working at CORE to settle all disputes surrounding the departure of the individual employees from Triple Net and the associated removal of certain electronic files from Triple Net databases alleged to contain confidential information. Without admitting or denying the allegations, the Agreement settles a lawsuit that was filed by Triple Net and NNNCC in the United States District Court for the Central District of California and a separate arbitration with the individual defendants. The Agreement provides that CORE pay to Triple Net, which is wholly owned by Grubb & Ellis Company, $500,000 concurrent with the execution of the Agreement plus $750,000 before the end of 2008. In addition, CORE is obligated to pay a variable amount ranging from $750,000 to $1.8 million over the next 36 months beginning April 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: April 2, 2008